UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
September 16, 2010
Date of Report (Date of earliest event reported)
QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934

(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121

(address of principal executive offices)	(Zip Code)
858-587-1121
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers
     On September 10, 2010, the Compensation Committee of the Board of Directors of QUALCOMM Incorporated (the “Company”) adopted and approved an amendment and restatement (the “Amendment”) of the Company’s Executive Retirement Matching Contribution Plan (the “ERMCP”). Under the ERMCP, eligible employees and members of the Company’s Board of Directors can elect to defer receipt of a portion of their cash compensation. Deferred amounts are credited to a bookkeeping account maintained by the Company, and the Company provides matching credits equal to 50% of the eligible employee’s deferrals up to the remainder of (1) 10% of the eligible employee’s total compensation for the applicable plan year, reduced by (2) 50% of the maximum 401(k) plan contribution limit established under section 402(g) of the Internal Revenue Code of 1986, as amended (the “Code”), for the plan year, determined without regard to “catch-up contributions” pursuant to Code section 414(v). The matching amounts are credited and paid in Company common stock. Deferrals and matching amounts are paid upon termination of service with the Company. Both under the previous ERMCP and the Amendment, members of the Company’s Board of Directors do not receive matching credits for their deferrals.
     Before the Amendment, matching amounts were credited to the accounts of eligible employees on a quarterly basis based on deferrals made during the quarter and the average closing price of Company common stock during the ten-trading-day period preceding the last day of the quarter. Matching amounts credited for any year vested (1) in full upon an eligible employee’s death, disability, attainment of age 65 while employed with the Company, or involuntary termination of employment without Cause (as defined in the ERMCP) or voluntary termination of employment for Good Reason (as defined in the ERMCP) (in both cases within 24 months after a change in control of the Company); (2) in five annual installments beginning when an eligible employee attains age 61 and completes three years of service, so long as the eligible employee is employed by the Company on each vesting date; or (3) in four annual installments beginning on the first day of the second plan year after the year in which the matching amounts were credited to the eligible employee’s account, so long as the eligible employee is employed by the Company on each vesting date and deferred amounts into the ERMCP during the year immediately preceding the year in which the vesting date occurs.
     Under the Amendment, effective January 1, 2011, an eligible employee will receive matching amounts for a calendar year only if he or she is actively employed on the first day of the next calendar year or is terminated without Cause during the calendar year. The matching amounts continue to be credited and paid in shares of Company common stock, but the number of shares to be credited will be determined based on the average closing price of Company common stock during a 200-trading-day period preceding the date on which the matching contributions are credited. Under the Amendment, effective September 27, 2010, all matching amounts vest in full upon an eligible employee’s death, disability, attainment of age 65 while employed with the Company, involuntary termination of employment without Cause or voluntary termination of employment for Good Reason (in both cases within 24 months after a change in control of the Company), or completion of two continuous years of service with the Company commencing with the employee’s date of hire. The Amendment also specifies that cash dividends on Company common stock will be credited to an eligible employee’s account in the form of additional shares, which are subject to the same terms and vesting and payment dates as the matching amounts to which they relate, with fractional shares to be paid in cash within 30 days after the payment date of the Company contributions.
     The preceding summary description is qualified in its entirety by reference to the terms of the Executive Retirement Matching Contribution Plan, which is attached as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits.

99.1	Executive Retirement Matching Contribution Plan, as amended and restated

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated
Date: September 16, 2010	By:	/s/ Daniel L. Sullivan
Daniel L. Sullivan
Executive Vice President, Human Resources

EXHIBIT INDEX

Exhibit No.	Description
99.1	Executive Retirement Matching Contribution Plan, as amended and restated